AMENDMENT

   TO PURCHASE AGREEMENT dated May 14, 2009 CONCERNING THE
                         PROPERTY AT

               TRACTOR-SUPPLY-MESQUITE, TEXAS


Seller and Buyer amend the purchase agreement as follows:

X    (1)  The Sales Price in Paragraph 3 of
          the contract is:                            $2,927,100

         A.   Cash   portion    of
              Sales  Price payable                    $0.00
              by Buyer at closing                     $2,927,100
                                                       $2,875,00
X    (2)  Sum of financing provided by the Seller in   0.0
Paragraph 4 (c):

         C.   Sales Price in cash at closing
All other terms of the of the purchase agreement, as otherwise amended, remain unchanged and in full force and effect.


EXECUTED the 1 day of July, 2009



                                   AEI  Net Lease  Income
                                   and  Growth  Fund  XIX
                                   Limited Partnership
                                   By:  AEI Fund Management
                                   XIX Inc.

                                   By: /s/ ROBERT P JOHNSON
                                           Robert P Johnson, President

                                   AEI  Net Lease Income  &
                                   Growth  Fund XX  Limited
                                   Partnership

                                   By: AEI Fund Management XX, Inc.

                                   By: /s/ ROBERT P JOHNSON
                                           Robert P Johnson, President

                                   ZYL Investments, L.L.C.
                                   Inverzyl, S.A. de C.V.,
                                   its Sole Member

                                   By: JORGE ZUBIETA Y LANDA
                                       Jorge Zubieta y Landa
                                       Authorized Representative






                           AMENDMENT
TO PURCHASE AGREEMENT dated May 14, 2009 CONCERNING THE PROPERTY AT
                 TRACTOR-SUPPLY-MESQUITE, TEXAS

Seller and Buyer amend the purchase agreement as follows:

 X        (1)   The  Sales  Price  in  Paragraph  3  of  the
          contract is:

          A.   Cash portion of Sales Price
               payable by Buyer at closing         $2,875,000.00

X         (2)   Sum  of financing provided by the Seller  in
          Paragraph 4 (c):                         $0.00

          C.   Sales Price in cash at closing      $2,875,000.00


All other terms of the of the purchase agreement, as otherwise amended, remain unchanged and in full force and effect.

EXECUTED the        day of July, 2009


                                   AEI Net Lease Income and
                                   Growth Fund XIX Limited
                                   Partnership
                                   By: AEI Fund Management
                                   XIX Inc.


                                   By:/s/ Robert P Johnson
                                          Robert P. Johnson, President

                                   AEI Net Lease Income &
                                   Growth Fund XX Limited
                                   Partnership
                                   By: AEI Fund Management XX, Inc.


                                   By: /s/ Robert P Johnson
                                           Robert P. Johnson, President


                                   ZYL Investments, L.L.C.
                                   Inverzyl, S.A. de C.V.,
                                   its Sole Member



                                   By: /s/ Jorge Zubieta y Landa
                                           Jorge Zubieta y Landa
                                           Authorized Representative




                     PURCHASE AGREEMENT
                Tractor Supply - Mesquite, TX

This AGREEMENT, entered into effective as of the 14th day of May, 2009.

1. PARTIES. Seller is AEI Net Lease Income & Growth Fund XIX Limited Partnership, as to an undivided fifty percent (50%) interest as tenant in common and AEI Net Lease Income & Growth Fund XX Limited Partnership, as to an undivided fifty percent (50%) interest as tenant in common together which owns an undivided 100% interest in the fee simple title to that certain real property legally described in the attached Exhibit "A" (the "Property"). Buyer is Jorge Zubieta y Landa. Buyer may assign this Purchase Agreement to a Texas limited liability company or corporation, with a third party domestic registered agent for service of process reasonably satisfactory to Seller. Seller wishes to sell and Buyer wishes to buy the Property.

2. PROPERTY. The Property to be sold to Buyer in this transaction consists of an undivided 100% interest in the real property known as the Tractor Supply Company located at 1740 N. Beltline Road, Mesquite, TX 75149. Seller owns no interest in any personality or intangible interests in connection with the Property.

3. PURCHASE PRICE. The purchase price for this 100% interest in the Property is $3,000,100.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(A). When this agreement is executed, Buyer will pay $25,100 to Seller (which shall be deposited into escrow with the Title Company according to the terms hereof) (the "First Payment"). One Hundred Dollars of the First Payment shall be
considered    non-refundable   Option   Consideration    in
consideration for the parties having entered into this Agreement. Any return of the First Payment to Buyer pursuant to the terms hereof shall be less the Option Consideration. The First Payment will be credited against the purchase price on the Closing Date as provided for herein.

(B). Buyer will pay $1,475,000, less or plus adjustments on the closing statement pursuant to the terms hereof (the Second Payment") into escrow in sufficient time to allow escrow to close on the Closing Date.
(C). The balance of the Purchase Price ($1,500,000) shall be
paid   by  Buyer  pursuant  to  the  following  terms   and
conditions: The balance of the Purchase Price shall be paid by Promissory Note (secured by a Deed of Trust) providing for payments commencing on the first of the month following the Closing Date in equal monthly installments of principal and interest at the rate of five and one-half percent per annum, reflecting a 25 year amortization, 3 year balloon, whereby the entire unpaid principal and accrued but unpaid interest shall be due and payable on the third anniversary of the closing date, according to the amortization schedule attached hereto as Exhibit C. The Buyer may prepay at any time without penalty all or any portion of the unpaid purchase price. The Deed of Trust and Promissory Note shall provide for payments to be made by Buyer by ACH from Buyer's account at a lending institution reasonably satisfactory to Seller. The Deed of Trust and Promissory Note shall further provide for rents payable by the Tenant of the

                         1

Property to be paid into a lock-box type account at such lending institution, such rents only to be released to Buyer month to month upon successful monthly payment by ACH of the amount due and payable under the Promissory Note.

     The Promissory Note, Deed of Trust, and Deed with Vendor's Lien shall all be on terms satisfactory to Seller, reflected in documents containing the terms set forth herein as well as additional terms to be negotiated between Buyer and Seller during the Review Period. If Buyer and Seller are unable to reach agreement on the terms of such documents during the Review Period, this Agreement shall be terminated and Buyer's First Payment shall be returned to Buyer.

5. CLOSING DATE. The Second Payment shall be made by Buyer on or before June 30, 2009 pursuant to the terms herein.

6. DUE DILIGENCE. Buyer will have until June 15, 2009 (the "Review Period") to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property and this indemnity shall survive closing or termination of this agreement. Within ten days of the Effective Date of this Agreement, Seller shall provide (except as explained below, in Item A):

A.   One copy of a title insurance commitment for an Owner's
Title insurance policy (see paragraph 8 below), to be ordered by Seller immediately upon both parties hereto having executed this agreement, and said commitment to be delivered to Buyer as soon as the third party title insurance company provides it to Seller.

B.   Lease Agreement between Greenway Enterprises, Inc. and
Tractor Supply Company dated September 16, 1997.

C. Lease Amendment No. 1 between Greenway Enterprises, Inc or Assigns and Tractor Supply Company dated December 1,
1997.

D.   Assignment of Lease between Greenville-TSC Ltd., a
Texas Limited Partnership as Assignor of Greenway
Enterprises, Inc. or Assigns and V.R. Partners I, L.P. , a
Texas Limited Partnership.

E. Assignment of Lease between V.R. Partners I, L.P., a Texas Limited Partnership and AEI Net Lease Income & Growth Fund XIX Limited Partnership, as to an undivided fifty percent (50%) interest as tenant in common and AEI Net Lease Income & Growth Fund XX Limited Partnership, as to an undivided fifty percent (50%) interest as tenant in common.

F.   City of Mesquite Certificate of Occupancy dated July 1,
1998

G.   Phase I site assessment prepared by Neeson-Clark
Associates, Inc. dated March 2, 2006

H.   Tractor Supply Company 2008 Form 10-K file February 25,
2009 for the period ended December 27, 2008

Tractor Supply - Mesquite, Texas   - 2 -

I.   ALTA/ACSM Land Title Survey prepared by Winkelmann &
Associates, Inc. dated 2/14/06.

J.   Owner Policy of Title Insurance issued by First
American Title Insurance Company dated 3/13/06.

Buyer may cancel this agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First
Payment shall be non-refundable unless Seller shall default hereunder.

If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of section 6 of this Agreement and those provisions stating otherwise (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall return to Buyer its First Payment and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment
Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller then may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property, or Seller may exercise its rights under Section 14 hereof.
If this Agreement is not canceled and the First Payment and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied, with the exception of the payment of the purchase price and as otherwise provided herein.

7. ESCROW. Escrow shall be opened by Seller and the First Payment will be deposited by Buyer in escrow upon acceptance of this Agreement by both parties. The escrow holder will be an agent of First American Title Insurance Company in San Antonio, Texas, pursuant to an insured closing services protection letter issued by First American Title Insurance Company ("Title Company" or "escrow holder"). A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow
holder's   standard   instructions   and   any   additional
instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of Title Company to issue a title insurance policy, in an amount equal to the purchase price, insuring that Buyer owns fee title to the Property, subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; all matters of public record; and other items disclosed to Buyer during the Review Period.

Buyer shall be allowed five (5) business days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed sixty (60) days to cure such objections and make such title marketable or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First
Payment will be returned and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy
Buyer's objections, if any.

Pending  satisfaction of Buyer's objections,  the  payments
hereunder   required   shall   be   postponed,   but   upon
satisfaction of Buyer's objections and within ten (10) days
after  written  notice  to  the Buyer  of  satisfaction  of
Buyer's   objections,  the  parties  shall   perform   this
Agreement according to its terms.

9. CLOSING COSTS. Seller will pay 1/2 the title company escrow fee and Seller shall pay the cost of obtaining a commitment for the policy of title insurance and for the standard Owner's Policy of Title Insurance in the amount of the Purchase Price. Buyer will pay 'A the title company escrow fee, the cost of a mortgagee's policy of title insurance in favor of Seller as the beneficiary of the Deed of Trust in the amount of the debt reflected in the Promissory Note, an update to the Survey in Sellers possession (if an update is required by Buyer) and the cost of updating any due diligence provided by Seller, if Buyer requires the same be updated. Seller will pay, at closing, a 2.25% brokerage commission to MSG Management, Inc., pursuant to Seller's separate written agreement with the broker. Except as set forth above, both parties represent to the other that they have not been represented by a broker, and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party. Each party will pay its own attorney's fees and costs to document and close this transaction.

10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

(A).  Because the Property is subject to a net  lease  (the
"Lease"  as  further set forth in paragraph 11(A)(1)),  the
parties acknowledge that there shall be no present need for
a  real estate tax proration. However, Seller warrants that
all   real   estate  taxes  and  installments  of   special
assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Buyer shall likewise be responsible for all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, as provided herein, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property. Buyer shall be obligated to provide
Seller with proof of payment of real estate taxes during the life of the Deed of Trust, and failure to pay such real estate taxes shall be an event of default by Buyer hereunder.

(B). All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the Closing Date. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the date of Closing. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing.

11.  SELLER'S REPRESENTATION AND AGREEMENTS.

(A). Seller represents and warrants as of this date that:

1.   Except for the Lease and amendments listed on Exhibit
"B", Seller is not aware of any leases of the Property.

2. Seller is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

3.   N/A.

4. Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Seller after the closing date.

(B). Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.


12.  DISCLOSURES.

(A). Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all
applicable  governmental,  zoning,  and  land   use   laws,
ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(B). Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.


(C). Seller knows of no facts, nor has Seller failed to disclose to Buyer any fact known to Seller, which would prevent the Tenant from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.
If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(D). Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(E).  BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY
IN ITS PRESENT CONDITION, "AS IS, WHERE IS", AND SELLER HAS
NO  OBLIGATIONS  TO  CONSTRUCT OR REPAIR  ANY  IMPROVEMENTS
THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY.

(F).  BUYER  ACKNOWLEDGES  THAT,  HAVING  BEEN  GIVEN   THE
OPPORTUNITY TO INSPECT THE PROPERTY AND SUCH INFORMATION CONCERNING THE PROPERTY AS SELLER HAS DISCLOSED TO BUYER AS SPECIFICALLY SET FORTH HEREIN, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY REPRESENTATIONS OR INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED BY SELLER, EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED, OR TO BE PROVIDED, BY SELLER WITH RESPECT TO THE PROPERTY, THE PROPERTY AND TO THE LESSEE, WAS OBTAINED FROM A VARIETY OF
SOURCES   AND   SELLER   HAS  NOT  (A)   MADE   INDEPENDENT
INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS - WHERE IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE
AND  THIS  PARAGRAPH  12,  SELLER  MAKES  NO  WARRANTY   OR
REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY FOR LEASE, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER MAKES NO REPRESENTATIONS OF ANY SORT THAT OWNERSHIP OF THE PROPERTY WILL RESULT IN A PROFIT TO ANY BUYER.

(G) BUYER ACKNOWLEDGES THAT SELLER CANNOT, AND DOES NOT, MAKE ANY REPRESENTATION AS TO (A) THE SUCCESS, OR LACK THEREOF, OF THE PROPERTY, (B) THE LESSEE OR THEIR ABILITY
TO   FULFILL   THEIR   LEASE  OBLIGATIONS,   OR   (C)   THE
APPROPRIATENESS OF PURCHASING THE PROPERTY FOR THE BUYER'S INDIVIDUAL TAX OR FINANCIAL SITUATION OR TAX OR FINANCIAL OBJECTIVES. BUYER ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY UPON HIS OR HER OWN EXAMINATION OF THE PROPERTY AND ALL FACTS SURROUNDING THE PURCHASE OF THE PROPERTY INCLUDING THE MERITS AND RISKS INVOLVED THEREIN.

The provisions (D) (G) above shall survive Closing.


13.  CLOSING.

(A). Seller is executing a special warranty deed with vendor's lien naming Buyer as Grantee, subject to the any reservations from conveyance and warranty and the exceptions to conveyance and warranty as provided for herein and any matters created or permitted by Buyer. It will be delivered in escrow with the Title Company upon Buyer's written waiver
to   Seller   of  all  contingencies  to  Buyer's   further
performance hereunder including the expiration of the Review Period and when Buyer shall make the Second Payment (the "Closing Date"). If Buyer shall cancel this contract prior to the expiration of the Review Period, Buyer's First Payment shall be returned to Buyer and this Agreement shall be terminated, except for those provisions that expressly survive termination hereof.

(B). Seller will deliver within the review period, an Estoppel Certificate certified by Seller and Lessee as to the absence of known defaults by Lessee and Lessor under the Lease, in a form acceptable to the Buyer.

(C). On or before the Closing Date, Buyer will deposit into escrow the portion of the Purchase Price when required under
Section 4 and any additional funds required of Buyer (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

(D). On the Closing Date, if escrow is ready to close,  the
escrow  holder will cause the title company  to  issue  the
title  policies called for herein; immediately  deliver  to
Seller  the  portion of the purchase price  deposited  into
escrow by cashier's check or wire transfer (less debits and
proration,  if any); deliver to Seller and Buyer  a  signed
counterpart  of  the  escrow  holder's  certified   closing
statement and take all other actions necessary to close escrow.

(E) Effective as of the Closing Date, Buyer and Seller shall execute the Deed of Trust and Buyer shall execute the Promissory Note, the Deed of Trust shall be recorded against the Property, and the Promissory Note delivered to Seller.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer.

If Seller shall default, Seller will forfeit all rights and claims and Buyer will be relieved of all obligations and will be entitled to the return of its Earnest Money, which shall be promptly returned to Buyer.


15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

(A). Buyer represents and warrants to Seller as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be
reasonable   in   order  to  consummate  the   transactions
contemplated herein.

(2). Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3). To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.


16.  DAMAGES, DESTRUCTION, EMINENT DOMAIN AND EASEMENTS.

(A). If, prior to the Closing Date, Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.

(B). If, prior to Closing Date, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property subject to rights of any Tenant of the Property.

In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16A or 16B, the First
Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17.  1031 EXCHANGE.

If   Buyer  is  purchasing  the  Property  as  "replacement
property" to for purposes of a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.


17.  CANCELLATION

If  any party elects to cancel this Contract because of any
breach by another party or because escrow fails to close by
the agreed date, the party electing to cancel shall deliver
to  escrow  agent a notice containing the  address  of  the
party  in  breach and stating that this Contract  shall  be
cancelled  unless  the  breach  is  cured  within  13  days
following  the delivery of the notice to the escrow  agent.
Within  three days after receipt of such notice, the escrow
agent  shall send it by United States Mail to the party  in
breach  at  the  address contained in  the  Notice  and  no
further  notice  shall be required. If the  breach  is  not
cured  within  the 13 days following the  delivery  of  the
notice  to  the  escrow  agent,  this  Contract  shall   be
cancelled and Buyer shall not be entitled to the return of any monies paid to Seller prior to termination.

18.  MISCELLANEOUS.

(A). This Agreement may be amended only by written agreement signed by both Seller and Buyer and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(B). If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

(C). Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.


(D). All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:

AEI Fund Management XIX, Inc.
AEI Fund Management )0C,
Inc.  Attn: Steve Schottler
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101

With copy to:

Michael B. Daugherty, Esq.
Suite 1300
Wells Fargo Place
30 East Seventh Street
St. Paul, Mn. 55101


If to Buyer:

Jorge Zubieta y Landa
11619 Caprock St.
San Antonio, TX 78230

With Copies to:

Antonio Pedraza, Esq.
100 Sandau
Suite 200
San Antonio, TX 78216


When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has two
(2) business days from receipt within which to accept this offer.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Texas.


IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:
By: /s/ Jorge Zubieta y Landa
        Jorge Zubieta y Landa

SELLER:

AEI Net Lease Income & Growth Fund XIX Limited Partnership
By AEI Fund Management XIX, Inc., Its Managing Member

By: /s/ Robert P Johnson
        Robert P Johnson, President


AEI Net Lease Income & Growth Fund XX Limited Partnership
By AEI Fund Management XX, Inc., Its Managing Member

By: /s/ Robert P Johnson
        Robert P Johnson, President




                            Exhibit A

                        Legal Description

  Being Lot 3, in Block 2 of Belt Line U.S. 80 Addition, an Addition to the City of Mesquite, Dallas County, Texas, according to the Map thereof recorded in Volume 98001, Page 61, of the Map Records of Dallas County, Texas and being more particularly described as follows:

  Being a tract of land in the Robert Bethrum Survey, Abstract No. 170 and being all of Lot 3, Block 2, Belt Line US 80
  Addition, an addition to the City of Mesquite, recorded in Volume 98001, Page 61, Map Records of Dallas County, Texas and being more particularly described as follows:

  Beginning at a 1/2 inch iron rod set with a red plastic cap stamped WAI for corner in the easterly right of way of Belt Line Road, (100' ROW), and said iron being the southwesterly corner of Lot 2, Block 2 of said Belt Line US 80 Addition, recorded in Volume 86144, Page 1792, Map Records of Dallas County, Texas;

  THENCE, departing from said Belt Line Road, along the southerly line of said Lot 2, Block 2, South 87 degrees 27 minutes 35 seconds East, a distance of 200.12 feet to a 3/4 inch iron rod found for corner, said iron rod being the southeastern corner of said Lot 2, Block 2, and being the southwesterly corner of Sunit Enterprises, L.L.C., recorded in Volume 99202, Page 2139, Deed Records of Dallas County, Texas;

  THENCE, along the southerly line of said Sunit tract, South 87 degrees 53 minutes 52 seconds East, a distance of 338.13 feet to a 1/2 inch iron rod set with a red plastic cap stamped WAI for corner, said iron being the southwesterly corner of said Sunit tract and being in the westerly line of a tract of land to the City of Dallas, recorded in Volume 2190, Page 0194, Deed Records of Dallas County, Texas;

  THENCE, along the westerly line of said tract to the City of Dallas, South 03 degrees 35 minutes 36 seconds West, a distance of 301.27 feet to a 1/2 inch iron rod found for corner, said iron rod being a separate tract of land to the City of Dallas;

  THENCE, along the northerly line of said separate tract to the City of Dallas, North 87 degrees 53 minutes 52 seconds West, a distance of 530.64 feet to a 1/2 inch iron rod set with a red plastic cap stamped WAI for corner in the easterly right of way of said Belt Line Road;

  THENCE, along the easterly line of said Belt Line Road, North 02 degrees 08 minutes 49 seconds East, a distance of
  302.70 feet to the POINT OF BEGINNING;

  CONTAINING within these metes and bounds is 3.699 acres or 161,110 square feet of land, more or less. Bearings cited herein are based upon a plat of Lot 3, Block 2, Belt Line US 80 Addition, an addition to the City of Mesquite, recorded in Volume 98001, Page 61, Map Records of Dallas County, Texas.


                            Exhibit B



3/10/2006: Assignment of Lease executed to be effective March 10, 2006 from VR Partners I, L.P. ("Assignor") to AEI Net Lease Income & Growth Fund XIX Limited Partnership and AEI Net Lease Income & Growth Fund XX Limited Partnership (collectively, "Assignee").

5/11/1998: Assignment of Lease from Greenville-TSC, Ltd., a Texas limited partnership as Assignor of Greenway Enterprises, Inc.
("Assignor") to V.R. Partners I, L.P. ("Assignee') dated May 11,
1998.

12/1/1997: Lease Amendment No. 1 between Greenway Enterprises,
Inc or Assigns and Tractor Supply Company dated December 1, 1997

9/16/1997: Lease Agreement between Greenway Enterprises, Inc.
("Lessor") and Tractor Supply Company, a Delaware corporation
("Lessee") dated September 16, 1997.